Exhibit 99.1

News Media contact: Kirk Saville (336) 979-7293

Analysts and Investors contact: T.C. Robillard (336) 519-2115

HanesBrands Prices Offering of Senior Notes

February 10, 2023

WINSTON-SALEM, N.C.—(BUSINESS WIRE)—Feb. 10, 2023—HanesBrands Inc. (NYSE: HBI) announced today that it set the pricing of its previously announced unregistered offering of $600.0 million aggregate principal amount of 9.000% senior unsecured notes due 2031. The notes will be senior unsecured obligations of HanesBrands and will be guaranteed by certain of HanesBrands’ domestic subsidiaries that guarantee its credit facilities and certain other material indebtedness. This offering is expected to close on February 14, 2023, subject to customary closing conditions.

HanesBrands currently intends to use the net proceeds from the offering, together with borrowings under a new senior secured term loan B facility and cash on hand, to redeem all of its outstanding 4.625% Senior Notes due 2024 and 3.5% Senior Notes due 2024 and pay related fees and expenses.

The notes and the related guarantees will be offered only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act. The offer and sale of the notes and the related guarantees have not been registered under the Securities Act or the securities laws of any state or other jurisdiction and may not be offered or sold absent registration or an applicable exemption from the registration requirements under the Securities Act and any applicable securities laws of any state or other jurisdiction.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any of the notes, nor shall there be any sale of the notes in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This press release is being issued pursuant to and in accordance with Rule 135(c) under the Securities Act.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains information that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can generally be identified by the use of words such as “may,” “believe,” “could,” “will,” “expect,” “outlook,” “potential,” “project,” “estimate,” “future,” “intend,” “anticipate,” “plan,” “continue” or similar expressions. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements regarding our intent, belief and current expectations about our strategic direction, prospects and future results are forward-looking statements, including statements with respect to the proposed terms of the offering of notes, the timing of the offering of notes and the anticipated use of proceeds therefrom. These forward-looking statements are based on our current intent, beliefs, plans and expectations. Readers are cautioned not to place any undue reliance on any forward-looking statements. Forward-looking statements necessarily involve risks and uncertainties, many of which are outside of our control, that could cause actual results to differ materially from such statements and from our historical results and experience.

These risks and uncertainties include such things as: our ability to successfully execute our multi-year growth strategy plan to achieve the desired results; the potential effects of the COVID-19 pandemic, including on consumer spending, global supply chains and the financial markets; the highly competitive and evolving nature of the industry in which we compete; the rapidly changing retail environment and the level of consumer demand; our reliance on a relatively small number of customers for a significant portion of our sales; any inadequacy, interruption, integration failure or security failure with respect to our information technology (including the ransomware attack announced May 31, 2022); the impact of significant fluctuations and volatility in various input costs, such as cotton and oil-related materials, utilities, freight and wages; the availability of global supply chain resources; our ability to attract and retain a senior management team with the core competencies needed to support growth in global markets and ongoing labor shortages generally; significant fluctuations in foreign exchange rates; legal, regulatory, political and economic risks related to our international operations; our ability to effectively manage our complex multinational tax structure; and the other factors described under the caption “Risk factors” in our annual report on Form 10-K and quarterly reports on Form 10-Q. Since it is not possible to predict or identify all of the risks, uncertainties and other factors that may affect future results, the above list should not be considered a complete list.

Any forward-looking statement in this press release speaks only as of the date of this press release. We undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, other than as required by law.